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                                                                 Exhibit (j)(2)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Trustees and Shareholders:
ING Variable Insurance Trust

We consent to the use of our report dated February 11, 2005 incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.


                                              /s/KPMG LLP



Boston, Massachusetts
April 28, 2005